EXHIBIT 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350

In connection with the Quarterly Report of Joy Global Inc. (the "registrant") on Form 10-Q for the quarter ended July 29, 2011 as filed with the Securities and Exchange Commission on the date hereof (the "report"), we, Michael W. Sutherlin and Michael S. Olsen, Chief Executive Officer and Chief Financial Officer, respectively, of the registrant, certify, pursuant to 18 U.S.C. § 1350, that to our knowledge:

(1)	The report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Dated:  September 7, 2011

/s/ Michael W. Sutherlin
Michael W. Sutherlin
President and
Chief Executive Officer

/s/ Michael S. Olsen
Michael S. Olsen,
Executive Vice President,
Chief Financial Officer,
and Treasurer
(Principal Financial Officer)